Exhibit 10.1
AMENDMENT NUMBER ONE TO THE
CARRIER GLOBAL CORPORATION
COMPANY AUTOMATIC CONTRIBUTION EXCESS PLAN

WHEREAS, Carrier Global Corporation (the “Corporation”) established the Carrier Global Corporation Company Automatic Contribution Excess Plan, effective as of January 1, 2020 (the "Plan");
WHEREAS, the Corporation reserves the right to amend the Plan through the action of its Employee Benefit Committee (the "EBC");
WHEREAS, the EBC has delegated authority to amend the Plan to the Benefit Administration Subcommittee (the "BAS");
WHEREAS, the Corporation desires to amend the Plan to align the vesting schedule in the Carrier Retirement Savings Plan, as amended ("Savings Plan") and otherwise remove the ability to elect installment payments, effective January 1, 2022;
WHEREAS, these amendments were previously approved by the BAS.
NOW, THEREFORE, the Plan is hereby amended as set forth below, effective on the effective dates noted below:
1.Effective as of July 1, 2023, the definition of "Disability" in Section (k) of Article II is amended in its entirety to read as follows:
(k) Disability means a permanent and total disability as determined under the Corporation’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A(a)(2)(C) of the Code, with respect to a distribution that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code.
2.Effective as of January 1, 2022, Section 4.1 is amended in its entirety to read as follows:
Section 4.1 Distribution Election. A Participant must, on or before the election deadline established by the Committee, make an electronic or written election on the Election Form to have the Participant's Plan Account distributed in a lump sum or, prior to January 1, 2022, in two (2) to fifteen (15) annual installments. To the extent no distribution election is made with respect to a Participant's Plan Account, the distribution will be made in a lump sum at the time provided in Article VII. Notwithstanding anything in the Plan to the contrary, and for the avoidance of doubt, on and after January 1, 2022, a Participant may only elect and may only change a Participant's previous election (in accordance with the terms of this Plan) to receive the Participant's Plan Account distribution in a lump sum.
3.Effective as of January 1, 2022, the first sentence in Section 4.4 is amended in its entirety to read as follows:
1
72472834;1

A Participant may make an irrevocable election to change the time or form of distribution for his or her Plan Account as follows: (x) for periods prior to January 1, 2022, changing the number of installments, (y) changing installment payments to a lump sum, (z) the commencement date.
4.Effective as of July 1, 2023, Section 5.4 is amended in its entirety to read as follows:
5.4.    Vesting of Contributions
A Participant shall be vested in the value of contributions credited to his or her Plan Account upon the first to occur of the following: completion of two (2) years (including the UTC CACEP prior to the Spin-off) of "Continuous Service" (as defined in the Qualified Savings Plan); attainment of age 65; the death or Disability of the Participant while employed by a Carrier Company; the layoff of a Participant from a Carrier Company due to lack of work; or the Participant's entrance into United States military service before completing two (2) years of Continuous Service.
5.Effective as of January 1, 2022, Section 7.2 is amended in its entirety to read as follows:
Section 7.2 Method of Distribution. Except as provided in Section 7.4 (Separation from Service before Attaining Age Fifty (50)), Section 7.6 (Death), or as provided in the following sentence (Company Automatic Contributions and Benefit Reduction Contributions based on compensation earned before the Participant’s benefit distribution election), a Plan Account will be distributed to the Participant in a single lump-sum payment, or, if the election was made prior to January 1, 2022, in a series of annual installment payments, in accordance with the Participant’s election on file. As provided in Article IV, any Benefit Reduction Contribution or Company Automatic Contribution based on compensation that a Participant earns after the Participant becomes eligible to participate in the Plan, but before the Participant makes a valid distribution election, shall be paid in a lump sum, or as otherwise provided in a change in distribution election made pursuant to Section 4.4.

For elections made prior to January 1, 2022, annual installment distributions shall be payable to the Participant beginning on the payment commencement date and continuing as of each anniversary of the payment commencement date thereafter until all installments have been paid. To determine the amount of each installment, the value of the Participant’s Plan Account on the payment date will be multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of scheduled installments.
6.Effective as of January 1, 2022, Section 7.5 is amended in its entirety as follows:
7.5Separation from Service of Specified Employees. Distributions to Specified Employees on account of a Separation from Service will not be made or commence earlier than the first day of the seventh month following the date of Separation from Service. All Plan Accounts shall continue to accrue hypothetical investment gains and losses as provided in Article VI until the distribution date. In the case of a distribution in installments with respect to an election made prior to January 1, 2022, the date of subsequent installments shall not be affected by the delay of any installment hereunder.
[Signatures on following page]

IN WITNESS WHEREOF, this amendment has been executed by a duly authorized representative of the Benefit Administration Subcommittee as of the date indicated below.
BENEFIT ADMINISTRATION SUBCOMMITTEE

By: /s/ Randy Michel, VP Total Rewards